Robinhood Reports Third Quarter 2022 Results

MENLO PARK, Calif. – November 2, 2022 – Robinhood Markets, Inc. (“Robinhood”) (NASDAQ: HOOD) today announced financial results for the third quarter of 2022, which ended September 30, 2022.

•Total net revenues increased 14% sequentially to $361 million.
•Transaction-based revenues increased 3% sequentially to $208 million.
◦Options increased 10% sequentially to $124 million.
◦Cryptocurrencies decreased 12% sequentially to $51 million.
◦Equities increased 7% sequentially to $31 million.
•Net interest revenue increased 73% sequentially to $128 million.
•Net loss was $175 million, or $0.20 per share, compared with net loss of $295 million, or $0.34 per share in the second quarter of 2022, a sequential improvement of $120 million or $0.14 per share.
•Operating expenses decreased 12% sequentially to $535 million.
◦Operating expenses prior to share-based compensation decreased 5% sequentially to $425 million, which included $90 million of restructuring charges related to the August 2022 Restructuring (defined below).
▪Operating expenses prior to share-based compensation and restructuring charges were $335 million, a sequential improvement of $94 million.
◦Share-based compensation expense decreased 33% sequentially to $110 million. The decrease was primarily driven by a $53 million net reversal related to the August 2022 Restructuring and our reduced pace of hiring this year.
•Adjusted EBITDA (non-GAAP) was positive $47 million, a sequential improvement of $127 million.
•Net Cumulative Funded Accounts increased by approximately 60 thousand sequentially to 22.9 million.
•Monthly Active Users (MAU) decreased 1.8 million sequentially to 12.2 million for September 2022, as customers continued to navigate the volatile market environment.
•Assets Under Custody (AUC) increased 1% sequentially to $64.6 billion, primarily driven by net deposits, partially offset by lower market asset valuations.
•Net Deposits were $2.7 billion, which translates to an annualized growth rate of 17% relative to June 2022 ending AUC. Over the past twelve months, Net Deposits were $18.0 billion, which translates to a growth rate of 19%.
•Average Revenues Per User (ARPU) increased to $63 from $56 in the second quarter of 2022.
•Cash and cash equivalents totaled $6.2 billion at September 30, 2022, compared with $6.0 billion at June 30, 2022.

"In the third quarter we achieved our goal of reaching adjusted EBITDA profitability, a quarter earlier than planned,” said Vlad Tenev, CEO and Co-Founder of Robinhood Markets. "We delivered on top feature requests for customers including advanced charts, options in cash accounts, instant withdrawals and our self-custody, web3 wallet. In the next week, we are raising the yield on uninvested cash for Gold members - making it one of the best rates in the industry."

“We remained focused on serving our customers and driving long-term shareholder value in Q3,” said Jason Warnick, Chief Financial Officer of Robinhood Markets. “We drove positive Adjusted EBITDA by increasing revenues and reducing expenses. We also continued to deliver on our 2022 product roadmap, which helped maintain steady net funded accounts and drive strong net deposits.”

Highlights

Robinhood returns to adjusted EBITDA profitability in the third quarter
•On a GAAP basis, net loss was $175 million in the third quarter, an improvement of $120 million from the second quarter.
•Adjusted EBITDA was positive $47 million in the third quarter, up $127 million from the second quarter.
•Total net revenues increased 14% sequentially to $361 million in the third quarter.

Robinhood delivers enhanced user experience
•In July, Robinhood gave customers the ability to trade options in cash accounts.
•In August, Robinhood rolled out advanced charts to give advanced customers the capabilities they want for trading with access to customizable, quick, simple, and in-depth analysis within the Robinhood app.
•In September, Robinhood rolled out the beta version of Robinhood Wallet, our self-custody, web3 wallet to the first ten thousand customers on the waitlist. The approachable, standalone app gives customers total control of their crypto, allowing them to trade and swap with no network fees. We also expanded our coin listings, adding USDC, Cardano, Uniswap, Stellar Lumens and Avalanche to the platform.
•In October, Robinhood started rolling out instant withdrawals to provide customers with a new option to withdraw cash instantly to participating banks.
•Looking ahead, we’re excited to launch our forthcoming Robinhood Retirement product to give customers even more control over their financial future.

Robinhood enhances the Gold offering
•In September, we introduced a new Robinhood Gold benefit that enables members to earn 3% interest on their brokerage cash, with no balance limits, and FDIC insurance up to $1.5 million. In the next week, we are further raising the yield on uninvested cash for Gold members.
•Customers can now make more money on their uninvested cash - at levels not seen in over a decade.
•Since launching the revamped brokerage cash sweep program in May, we’ve seen strong adoption from our Gold users.

Webcast and Conference Call Information

Robinhood will host a conference call to discuss its results at 2 p.m. PT / 5 p.m. ET today, November 2, 2022. The live webcast of Robinhood's earnings conference call can be accessed at investors.robinhood.com, along with the earnings press release and accompanying slide presentation.

Following the call, a replay and transcript will also be available at the same website.

Financial Outlook

As a result of the progress we have made on our cost reduction initiatives, including the reductions in force announced April 26, 2022 (the “April 2022 Restructuring”) and August 2, 2022 (the “August 2022 Restructuring”) we expect:

•GAAP total operating expenses for full-year 2022 to be in the range of $2.34 billion to $2.40 billion, representing a decrease of approximately 31% to 32% from the prior year;

•total operating expenses prior to share-based compensation for full-year 2022 to be in the range of $1.69 billion to $1.71 billion, representing a decrease of approximately 9% to 10% from the prior year. (These amounts include severance and other restructuring charges totaling $107 million in connection with the April 2022 Restructuring and the August 2022 Restructuring); and

•share-based compensation for full-year 2022 to be in the range of $645 million to $685 million, representing a decrease of approximately 56% to 59% percent from the prior year. (These amounts include the benefit of share-based compensation net reversals totaling $77 million in connection with the April 2022 Restructuring and the August 2022 Restructuring).

Actual results might differ materially from our outlook due to several factors, including the rate of growth in net new funded accounts which affects several costs including variable marketing costs, the degree to which we are successful in preventing fraud, our ability to manage web-hosting expenses efficiently, and our ability to achieve productivity improvements in customer service, among other factors.

About Robinhood

Robinhood Markets is on a mission to democratize finance for all. With Robinhood, people can invest with no account minimums through Robinhood Financial LLC, buy and sell crypto through Robinhood Crypto, LLC, spend, save, and earn rewards through Robinhood Money, LLC, and learn about investing through easy-to-understand educational content.

Robinhood intends to use the "Overview" tab of its Investor Relations website and its blog, Under the Hood, as means of disclosing material information to the public in a broad, non-exclusionary manner for purposes of the Securities and Exchange Commission's ("SEC") Regulation Fair Disclosure (Reg. FD). The Overview page can be accessed at investors.robinhood.com/overview and Under the Hood can be accessed at blog.robinhood.com and investors should routinely monitor those web pages, in addition to Robinhood’s press releases, SEC filings, and public conference calls and webcasts, as information posted on them could be deemed to be material information.

"Robinhood" and the Robinhood feather logo are registered trademarks of Robinhood Markets, Inc. All other names are trademarks and/or registered trademarks of their respective owners.

Contacts

Investors:
ir@robinhood.com

Press:
press@robinhood.com

ROBINHOOD MARKETS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,	September 30,
	2021	2022
Assets
Current assets:
Cash and cash equivalents	$6,253	$6,187
Cash and cash equivalents segregated under federal and other regulations	3,992	2,954
Receivables from brokers, dealers, and clearing organizations	88	75
Receivables from users, net	6,639	4,046
Securities borrowed	—	139
Deposits with clearing organizations	328	201
Asset related to user cryptocurrencies safeguarding obligation	—	9,361
User-held fractional shares	1,834	1,029
Investments	27	32
Prepaid expenses	92	80
Other current assets	30	41
Total current assets	19,283	24,145
Property, software, and equipment, net	146	151
Goodwill	101	100
Intangible assets, net	34	27
Restricted cash	24	22
Operating lease right-of-use-assets	129	100
Non-current prepaid expenses	44	27
Other non-current assets	8	29
Total assets	$19,769	$24,601
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$252	$203
Payables to users	6,476	5,396
Securities loaned	3,651	1,423
User cryptocurrencies safeguarding obligation	—	9,361
Fractional shares repurchase obligation	1,834	1,029
Operating lease liabilities	22	22
Other current liabilities	112	75
Total current liabilities	12,347	17,509
Operating lease liabilities, non-current	129	138
Total liabilities	12,476	17,647
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.0001 par value. 21,000,000,000 shares authorized, 735,957,367 shares issued and outstanding as of December 31, 2021; 21,000,000,000 shares authorized, 756,758,543 shares issued and outstanding as of September 30, 2022.	—	—
Class B common stock, par value $0.0001. 700,000,000 shares authorized, 127,955,246 shares issued and outstanding as of December 31, 2021; 700,000,000 shares authorized, 127,955,246 shares issued and outstanding as of September 30, 2022.	—	—
Class C common stock, par value $0.0001. 7,000,000,000 shares authorized, no shares issued and outstanding as of December 31, 2021; 7,000,000,000 shares authorized, no shares issued and outstanding as of September 30, 2022.	—	—
Additional paid-in capital	11,169	11,694
Accumulated other comprehensive income (loss)	1	(1)
Accumulated deficit	(3,877)	(4,739)
Total stockholders’ equity	7,293	6,954
Total liabilities and stockholders’ equity	$19,769	$24,601

ROBINHOOD MARKETS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		YOY% Change	Three Months Ended June 30,	QOQ% Change
(in millions, except share, per share, and percentage data)	2021	2022		2022
Revenues:
Transaction-based revenues	$267	$208	(22)%	$202	3%
Net interest revenues	63	128	103%	74	73%
Other revenues	35	25	(29)%	42	(40)%
Total net revenues	365	361	(1)%	318	14%

Operating expenses(1)(2):
Brokerage and transaction	44	33	(25)%	30	10%
Technology and development	679	185	(73)%	244	(24)%
Operations	108	64	(41)%	86	(26)%
Marketing	87	19	(78)%	24	(21)%
General and administrative	790	234	(70)%	226	4%
Total operating expenses	1,708	535	(69)%	610	(12)%

Change in fair value of convertible notes and warrant liability	25	—	NM	—	NM
Other (income) expense, net	(1)	—	NM	2	NM
Loss before income taxes	(1,367)	(174)	(87)%	(294)	(41)%
Provision for (benefit from) income taxes	(50)	1	(102)%	1	—%
Net loss	$(1,317)	$(175)	(87)%	$(295)	(41)%
Net loss attributable to common stockholders:
Basic	$(1,317)	$(175)		$(392)
Diluted	$(1,317)	$(175)		$(392)
Net loss per share attributable to common stockholders:
Basic	$(2.06)	$(0.20)		$(0.34)
Diluted	$(2.06)	$(0.20)		$(0.34)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	638,168,188	882,356,575		874,873,301
Diluted	638,168,188	882,356,575		874,873,301

ROBINHOOD MARKETS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30,		% Change
(in millions, except share, per share, and percentage data)	2021	2022
Revenues:
Transaction-based revenues	$1,138	$628	(45)%
Net interest revenues	193	257	33%
Other revenues	121	93	(23)%
Total net revenues	1,452	978	(33)%

Operating expenses(1)(2):
Brokerage and transaction	123	94	(24)%
Technology and development	952	695	(27)%
Operations	276	241	(13)%
Marketing	283	77	(73)%
General and administrative	1,039	728	(30)%
Total operating expenses	2,673	1,835	(31)%

Change in fair value of convertible notes and warrant liability	2,045	—	NM
Other (income) expense, net	(1)	2	NM
Loss before income taxes	(3,265)	(859)	(74)%
Provision for (benefit from) income taxes	(1)	3	NM
Net loss	$(3,264)	$(862)	(74)%
Net loss attributable to common stockholders:
Basic	$(3,264)	$(862)
Diluted	$(3,264)	$(862)
Net loss per share attributable to common stockholders:
Basic	$(8.85)	$(0.99)
Diluted	$(8.85)	$(0.99)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	368,518,894	875,055,571
Diluted	368,518,894	875,055,571

ROBINHOOD MARKETS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
________________
(1) The following table presents operating expenses as a percent of total net revenues:

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
	2021	2022	2022	2021	2022
Brokerage and transaction	12%	9%	9%	8%	10%
Technology and development	186%	51%	77%	66%	71%
Operations	30%	18%	27%	19%	25%
Marketing	24%	5%	8%	19%	8%
General and administrative	216%	65%	71%	72%	74%
Total operating expenses	468%	148%	192%	184%	188%
________________
(2)    The following table presents the share-based compensation in our unaudited condensed consolidated statements of operations for the periods indicated:

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
(in millions)	2021	2022	2022	2021	2022
Brokerage and transaction	$6	$2	$1	$6	$4
Technology and development	503	25	59	505	166
Operations	16	—	1	16	5
Marketing	41	—	(2)	41	3
General and administrative	678	83	105	686	316
Total share-based compensation expense	$1,244	$110	$164	$1,254	$494

ROBINHOOD MARKETS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2021	2022	2021	2022
Operating activities:
Net loss	$(1,317)	$(175)	$(3,264)	$(862)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	8	15	17	44
Impairment of long-lived assets	—	47	—	47
Provision for credit losses	25	9	62	28
Share-based compensation	1,243	110	1,253	494
Change in fair value of convertible notes and warrant liability	25	—	2,045	—
Other	—	8	—	8
Changes in operating assets and liabilities:
Segregated securities under federal and other regulations	300	20	85	—
Receivables from brokers, dealers, and clearing organizations	85	14	—	13
Receivables from users, net	(701)	92	(2,805)	2,565
Securities borrowed	—	(73)	—	(139)
Deposits with clearing organizations	(44)	88	(91)	127
Operating lease right-of-use assets	(60)	7	(86)	8
Current and non-current prepaid expenses	(77)	18	(112)	29
Other current and non-current assets	10	7	771	(3)
Accounts payable and accrued expenses	(64)	(38)	118	(45)
Payables to users	(957)	(400)	914	(1,080)
Securities loaned	487	56	1,209	(2,228)
Current and non-current operating lease liabilities	67	(5)	100	(2)
Other current and non-current liabilities	(39)	(7)	(826)	(37)
Net cash used in operating activities	(1,009)	(207)	(610)	(1,033)
Investing activities:
Purchase of property, software, and equipment	(24)	(6)	(46)	(25)
Capitalization of internally developed software	(7)	(8)	(13)	(22)
Acquisitions of a business, net of cash acquired	(119)	—	(119)	—
Purchase of investments	—	—	—	(27)
Sales of investments	—	14	—	19
Other	(2)	(11)	(2)	(16)
Net cash used in investing activities	(152)	(11)	(180)	(71)
Financing activities:
Proceeds from issuance of common stock in connection with initial public offering, net of offering costs	2,058	—	2,058	—
Proceeds from issuance of common stock under the Employee Stock Purchase Plan	—	—	—	13
Taxes paid related to net share settlement of equity awards	(412)	(2)	(412)	(9)
Proceeds from issuance of convertible notes and warrants	—	—	3,552	—
Payments of debt issuance costs	—	—	—	(10)
Draws on credit facilities	610	10	1,958	21
Repayments on credit facilities	(610)	(10)	(1,958)	(21)
Proceeds from exercise of stock options, net of repurchases	5	1	12	6
Net cash provided by (used in) financing activities	1,651	(1)	5,210	—
Effect of foreign exchange rate changes on cash and cash equivalents	—	(2)	—	(2)
Net increase (decrease) in cash, cash equivalents, segregated cash and restricted cash	490	(221)	4,420	(1,106)
Cash, cash equivalents, segregated cash and restricted cash, beginning of the period	10,120	9,385	6,190	10,270
Cash, cash equivalents, segregated cash and restricted cash, end of the period	$10,610	$9,164	$10,610	$9,164
Cash and cash equivalents, end of the period	$6,167	$6,187	$6,167	$6,187
Segregated cash, end of the period	4,418	2,954	4,418	2,954
Restricted cash (current and non-current), end of the period	25	23	25	23
Cash, cash equivalents, segregated cash and restricted cash, end of the period	$10,610	$9,164	$10,610	$9,164
Supplemental disclosures:
Cash paid for interest	$3	$—	$6	$6
Cash paid for income taxes, net of refund received	$—	$1	$3	$4
Non-cash operating activities:
Asset related to user cryptocurrencies safeguarding obligation	$—	$768	$—	$9,361
User cryptocurrencies safeguarding obligation	$—	$768	$—	$9,361
Non-cash financing activities:
Unpaid offering costs in connection with initial public offering	$—	$—	$5	$—

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,	Nine Months Ended September 30,
(in millions)	2021	2022	2022	2021	2022
Net loss	$(1,317)	$(175)	$(295)	$(3,264)	$(862)
Net margin (non-GAAP)	(361)%	(48)%	(93)%	(225)%	(88)%
Add:
Interest expenses related to credit facilities	6	6	6	14	18
Provision for (benefit from) income taxes	(50)	1	1	(1)	3
Depreciation and amortization	8	15	17	17	44
EBITDA (non-GAAP)	(1,353)	(153)	(271)	(3,234)	(797)
Share-based compensation(1)	1,244	110	164	1,254	494
Change in fair value of convertible notes and warrant liability	25	—	—	2,045	—
Restructuring charges(2)	—	90	17	—	107
Significant legal and tax settlements and reserves	—	—	10	55	20
Adjusted EBITDA (non-GAAP)	$(84)	$47	$(80)	$120	$(176)
Adjusted EBITDA margin (non-GAAP)	(23)%	13%	(25)%	8%	(18)%

________________
(1) In 2022, share-based compensation benefited from restructuring-related net reversals of previously recognized expense as follows:
•$53 million for the three-months ended September 30, 2022 in connection with the August 2022 Restructuring;
•$24 million for the three months ended June 30, 2022 in connection with the April 2022 Restructuring; and
•$77 million for the nine months ended September 30, 2022 in connection with both the August 2022 and April 2022 Restructurings.
(2) In 2022, restructuring charges arose as follows:
•$90 million for the three months ended September 30, 2022, related to the August 2022 Restructuring, consisting of $47 million of impairments and $9 million of accelerated depreciation, in each case relating to office closures, and $34 million of cash charges for employee-related wages, benefits and severance;
•$17 million for the three months ended June 30, 2022 related to the April 2022 Restructuring and consisting of cash charges for employee-related wages, benefits, and severance; and
•$107 million for the nine months ended September 30, 2022 related to both the August 2022 and April 2022 Restructurings and consisting of $47 million of impairments and $9 million of accelerated depreciation, in each case relating to office closures, and $51 million of cash charges for employee-related wages, benefits and severance.

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Three Months Ended September 30,				Three Months Ended June 30,
	2021		2022		2022
(in millions, except percentage data)	$	% of Total Net Revenues	$	% of Total Net Revenues	$	% of Total Net Revenues
Brokerage and transaction (GAAP)	$44	12%	$33	9%	$30	9%
Less: SBC	6	2%	2	1%	1	—%
Brokerage and transaction prior to SBC (non-GAAP)	38	10%	31	8%	29	9%
Technology and development (GAAP)	679	186%	185	51%	244	77%
Less: SBC	503	138%	25	7%	59	19%
Technology and development prior to SBC (non-GAAP)	176	48	160	44	185	58%
Operations (GAAP)	108	30%	64	18%	86	27%
Less: SBC	16	4%	—	—%	1	—%
Operations prior to SBC (non-GAAP)	92	26%	64	18%	85	27%
Marketing (GAAP)	87	24%	19	5%	24	8%
Less: SBC	41	11%	—	—%	(2)	(1)%
Marketing prior to SBC (non-GAAP)	46	13%	19	5%	26	9%
General and administration (GAAP)	790	216%	234	65%	226	71%
Less: SBC	678	186%	83	23%	105	33%
General and administration prior to SBC (non-GAAP)	112	30%	151	42%	121	38%
Total operating expenses (GAAP)	$1,708	468%	$535	148%	$610	192%
Less: SBC	1,244	341%	110	31%	164	51%
Total operating expenses prior to SBC (non-GAAP)	$464	127%	$425	117%	$446	141%

Reconciliation of GAAP to Non-GAAP Results
(Unaudited)

	Nine Months Ended September 30,
	2021		2022
(in millions, except percentage data)	$	% of Total Net Revenues	$	% of Total Net Revenues
Brokerage and transaction (GAAP)	$123	8%	$94	10%
Less: SBC	6	—%	4	—%
Brokerage and transaction prior to SBC (non-GAAP)	117	8%	90	10%
Technology and development (GAAP)	952	66%	695	71%
Less: SBC	505	35%	166	17%
Technology and development prior to SBC (non-GAAP)	447	31	529	54%
Operations (GAAP)	276	19%	241	25%
Less: SBC	16	1%	5	1%
Operations prior to SBC (non-GAAP)	260	18%	236	24%
Marketing (GAAP)	283	19%	77	8%
Less: SBC	41	3%	3	—%
Marketing prior to SBC (non-GAAP)	242	16%	74	8%
General and administration (GAAP)	1,039	72%	728	74%
Less: SBC	686	47%	316	32%
General and administration prior to SBC (non-GAAP)	353	25%	412	42%
Total operating expenses (GAAP)	$2,673	184%	$1,835	188%
Less: SBC	1,254	86%	494	50%
Total operating expenses prior to SBC (non-GAAP)	$1,419	98%	$1,341	138%

Reconciliation of GAAP to Non-GAAP Financial Outlook
(Unaudited)

	Year Ended December 31, 2021	Financial Outlook for the Year Ending December 31, 2022		Financial Outlook for the Quarter Ending December 31, 2022
	(in millions)	(year- over-year change)	(in millions)	(in millions)
Total operating expenses (GAAP)	$3,456	decrease by 31% – 32%	$2,335 – $2,395	$500-$560
Less: SBC	$1,572	decrease by 56% – 59%	$645– $685[1]	$150-$190
Total operating expenses prior to SBC (non-GAAP)	$1,884	decrease by 9% – 10%	$1,690 – $1,710[2]	$350-$370

________________
(1) These amounts reflect an aggregate benefit of $77 million from share-based compensation net reversals in connection with the April 2022 and August 2022 Restructurings.
(2) These amounts include restructuring charges of $107 million incurred in connection with the April 2022 and August 2022 Restructurings.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding the expected financial performance of Robinhood Markets, Inc. and its consolidated subsidiaries (“we,” “Robinhood,” or the “Company”) and our strategic and operational plans, including (among others) the statements regarding our plans to bring our customers additional products and services throughout the remainder of 2022; our plans to raise the yield on uninvested cash for Robinhood Gold members; our plans to launch the Robinhood Retirement product as well as all statements and information under the headings “Financial Outlook" and "Reconciliation of GAAP to Non-GAAP Financial Outlook." Our forward-looking statements are subject to a number of known and unknown risks, uncertainties, assumptions, and other factors that may cause our actual future results, performance, or achievements to differ materially from any future results expressed or implied in this press release. Reported results should not be considered an indication of future performance. Factors that contribute to the uncertain nature of our forward-looking statements include, among others: our limited operating history; the difficulty of managing our business effectively, including the size of our workforce, and the risk of continued declining or negative growth; the fluctuations in our financial results and key metrics from quarter to quarter; our reliance on transaction-based revenue, including payment for order flow (“PFOF”), and the risk of new regulation or bans on PFOF and similar practices; the difficulty of raising additional capital (to satisfy any liquidity needs and support business growth and objectives) on reasonable terms or at all; the need to maintain capital levels required by regulators and self-regulatory organizations; the risk that we might mishandle the cash, securities, and cryptocurrencies we hold on behalf of customers, and our exposure to liability for operational errors in clearing functions; the impact of negative publicity on our brand and reputation; the risk that changes in business, economic, or political conditions, or systemic market events, might harm our business; our dependence on key employees and a skilled workforce; the difficulty of complying with an extensive and complex regulatory environment and the need to adjust our business model in response to new or modified laws and regulations; the possibility of adverse developments in pending litigation and regulatory investigations; the effects of competition; our need to innovate and invest in new products and services in order to attract and retain customers and deepen their engagement with us in order to maintain growth; our reliance on third parties to perform some key functions and the risk that operational or technological failures could impair the availability or stability of our platform; the risk of cybersecurity incidents, theft, data breaches, and other online attacks; the difficulty of processing customer data in compliance with privacy laws; our need as a regulated financial services company to develop and maintain effective compliance and risk management infrastructures; the volatility of cryptocurrency prices and trading volumes; the risk that our platform could be exploited to facilitate illegal payments; and the risk that substantial future sales of Class A common shares in the public market could cause the price of our stock to fall. Because some of these risks and uncertainties cannot be predicted or quantified and some are beyond our control, you should not rely on our forward-looking statements as predictions of future events. More information about potential risks and uncertainties that could affect our business and financial results can be found in Part II, Item 1A of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, which was filed on August 3, 2022, and in our Form 10-Q for the quarter ended September 30, 2022, which we expect to be available on November 3, 2022, as well as in our other filings with the SEC, all of which are available on the SEC’s web site at www.sec.gov. Moreover, we operate in a very competitive and rapidly changing environment; new risks and uncertainties may emerge from time to time, and it is not possible for us to predict all risks nor identify all uncertainties. The events and circumstances reflected in our forward-looking statements might not be achieved and actual results could differ materially from those projected in the forward-looking statements. Except as otherwise noted, all forward-looking statements are made as of the date of this press release, November 2, 2022, and are based on information and estimates available to us at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. Except as required by law, Robinhood assumes no obligation to update any of the statements in this press release whether as a result of any new information, future events, changed circumstances, or otherwise. You should read this press release with the understanding that our actual future results, performance, events, and circumstances might be materially different from what we expect.

Non-GAAP Financial Measures

We collect and analyze operating and financial data to evaluate the health of our business, allocate our resources and assess our performance. In addition to total net revenues, net income (loss) and other results under GAAP, we utilize non-GAAP calculations of adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), Adjusted EBITDA margin, operating expense prior to share-based compensation, and operating expenses prior to share-based compensation and restructuring charges. This non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for or superior to financial information presented in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. Reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are provided in the financial tables included in this release.

Adjusted EBITDA

Adjusted EBITDA is defined as net income (loss), excluding (i) interest expenses related to credit facilities, (ii) provision for (benefit from) income taxes, (iii) depreciation and amortization, (iv) share-based compensation, (v) change in fair value of convertible notes and warrant liability, (vi) significant legal and tax settlements and reserves, and (vii) other significant gains, losses, and expenses (such as impairments, restructuring charges, and business acquisition- or disposition-related expenses) that we believe are not indicative of our ongoing results.

The above items are excluded from our Adjusted EBITDA measure because these items are non-cash in nature, or because the amount and timing of these items are unpredictable, are not driven by core results of operations and render comparisons with prior periods and competitors less meaningful. We believe Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Moreover, Adjusted EBITDA is a key measurement used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Adjusted EBITDA Margin

Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by total net revenues. The most directly comparable GAAP measure is net margin (calculated as net income (loss) divided by total net revenues). We believe Adjusted EBITDA Margin provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our business performance. Adjusted EBITDA Margin is used by our management internally to make operating decisions, including those related to operating expenses, evaluate performance, and perform strategic planning and annual budgeting.

Operating Expense Prior to Share-Based Compensation

Operating expense prior to share-based compensation is defined as the applicable GAAP operating expense line item minus the share-based compensation (or SBC) included within such line item. We believe operating expense prior to SBC provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure.

Operating Expenses Prior to Share-Based Compensation and Restructuring Charges

Operating expenses prior to share-based compensation and restructuring charges is defined as GAAP total operating expenses minus share-based compensation (or SBC) and restructuring charges. We believe operating expenses prior to SBC and restructuring charges provides useful information to investors and others in understanding and evaluating our results of operations, as well as providing a useful measure for period-to-period comparisons of our cost structure.

Key Performance Metrics

In addition to the measures presented in our unaudited condensed consolidated financial statements, we use the key performance metrics described below to help us evaluate our business, identify trends affecting our business, formulate business plans, and make strategic decisions.

Net Cumulative Funded Accounts

A Robinhood account is designed to provide a user with access to any and all of the products offered on our platform. We define “Net Cumulative Funded Accounts” as New Funded Accounts less Churned Accounts plus Resurrected Accounts (each as defined below). A “New Funded Account” is a Robinhood account into which the account user makes an initial deposit or money or asset transfer, of any amount, during the relevant period. An account is considered “Churned” if it was ever a New Funded Account and its balance (measured as the fair value of assets in the account less any amount due from the user and excluding certain Company-initiated credits) drops to or below zero for at least 45 consecutive calendar days. Negative balances typically result from Fraudulent Deposit Transactions (as defined below) and, less often, from margin loans. An account is considered “Resurrected” in a stated period if it was a Churned Account as of the end of the immediately preceding period and its balance (excluding certain Company-initiated credits) rises above zero. Examples of credits excluded for purposes of identifying Churned Accounts and Resurrected Accounts are price correction credits, related interest adjustments, and fee adjustments.

“Fraudulent Deposit Transactions” occur when users initiate deposits into their accounts, make trades on our platform using a short-term extension of credit from us, and then repatriate or reverse the deposits, resulting in a loss to us of the credited amount.

Monthly Active Users (“MAU”)

We define MAU as the number of Monthly Active Users during a specified calendar month. A “Monthly Active User” is a unique user who makes a debit card transaction, or who transitions between two different screens on a mobile device or loads a page in a web browser while logged into their account, at any point during the relevant month. A user need not satisfy these conditions on a recurring monthly basis or have a Funded Account to be included in MAU. Figures in this release reflect MAU for the last month of each period presented. We utilize MAU to measure how many customers interact with our products and services during a given month. MAU does not measure the frequency or duration of the interaction, but we consider it a useful indicator for engagement. Additionally, MAUs are positively correlated with, but are not indicative of, the performance of revenue and other key performance indicators.

Assets Under Custody (“AUC”)

We define AUC as the sum of the fair value of all equities, options, cryptocurrency and cash held by users in their accounts, net of receivables from users, as of a stated date or period end on a trade date basis. Net Deposits and net market gains drive the change in AUC in any given period.

Net Deposits

We define “Net Deposits” as all cash deposits and asset transfers received from customers, net of reversals, customer cash withdrawals, and other assets transferred out of our platform (assets transferred in or out include debit card transactions, Automated Customer Account Transfer Service (“ACATS”) transfers, and custodial crypto wallet transfers) for a stated period.

Average Revenue Per User (“ARPU”)

We define ARPU as total revenue for a given period divided by the average of Net Cumulative Funded Accounts on the last day of that period and the last day of the immediately preceding period. Figures in this release represent annualized ARPU for each three-month period presented.

Growth Rate and Annualized Growth Rate with respect to Net Deposits

When used with respect to Net Deposits, "growth rate" and "annualized growth rate" provide information about Net Deposits relative to total AUC. "Growth rate" is calculated as aggregate Net Deposits over a specified 12 month period, divided by AUC for the fiscal quarter that immediately precedes such 12 month period. "Annualized growth rate" is calculated as Net Deposits for a specified quarter multiplied by 4 and divided by AUC for the immediately preceding quarter.